AGREEMENT AND PLAN OF
REORGANIZATION
      This AGREEMENT AND PLAN OF
REORGANIZATION (the "Agreement") is made
as of the 7th day of June, 2013, by and among
Pioneer Series Trust II, a Delaware statutory trust,
on behalf of its series, Pioneer Growth
Opportunities Fund, with its principal place of
business at 60 State Street, Boston, Massachusetts
02109, Pioneer Series Trust I, a Delaware statutory
trust, on behalf of its series, Pioneer Select Mid Cap
Growth Fund, with its principal place of business at
60 State Street, Boston, Massachusetts 02109, and,
solely for purposes of paragraph 9.2 hereof, Pioneer
Investment Management, Inc. ("Pioneer").  Pioneer
Growth Opportunities Fund and Pioneer Select Mid
Cap Growth Fund are sometimes referred to
collectively herein as the "Funds" and individually
as a "Fund."
      This Agreement is intended to constitute a
plan of a "reorganization" as defined in Section
368(a) of the United States Internal Revenue Code
of 1986, as amended (the "Code"), and the
Treasury Regulations thereunder.  The
reorganization (the "Reorganization") will consist
of (1) the transfer of all of the assets of Pioneer
Select Mid Cap Growth Fund to Pioneer Growth
Opportunities Fund solely in exchange for (A) the
issuance of Class A, Class C and Class Y shares of
beneficial interest of Pioneer Growth Opportunities
Fund (collectively, the "Growth Opportunities
Fund Shares" and each, a "Growth Opportunities
Fund Share") to Pioneer Select Mid Cap Growth
Fund, and (B) the assumption by Pioneer Growth
Opportunities Fund of all of the liabilities of
Pioneer Select Mid Cap Growth Fund on the closing
date of the Reorganization (the "Closing Date"),
and (2) the distribution by Pioneer Growth
Opportunities Fund, on or promptly after the
Closing Date as provided herein, of the Growth
Opportunities Fund Shares to the shareholders of
Pioneer Select Mid Cap Growth Fund in complete
liquidation of Pioneer Select Mid Cap Growth
Fund, all upon the terms and conditions hereinafter
set forth in this Agreement.  The parties hereby
adopt this Agreement as a "plan of reorganization"
within the meaning of Treasury Regulations
Sections 1.368-2(g) and 1.368-3(a).
      WHEREAS, Pioneer Series Trust II and
Pioneer Series Trust I are each registered
investment companies classified as management
companies of the open-end type.
      WHEREAS, Pioneer Growth Opportunities
Fund is authorized to issue shares of beneficial
interest.
      WHEREAS, the Board of Trustees of each
of Pioneer Series Trust II and Pioneer Series Trust I
have determined that the Reorganization is in the
best interests of Pioneer Growth Opportunities Fund
shareholders and Pioneer Select Mid Cap Growth
Fund shareholders, respectively, and is not dilutive
of the interests of those shareholders.
      NOW, THEREFORE, in consideration of
the premises of the covenants and agreements
hereinafter set forth, the parties hereto covenant and
agree as follows:
1.	TRANSFER OF ASSETS OF PIONEER
SELECT MID CAP GROWTH FUND IN
EXCHANGE FOR SHARES OF
PIONEER GROWTH
OPPORTUNITIES FUND AND
ASSUMPTION OF THE ASSUMED
LIABILITIES; LIQUIDATION AND
TERMINATION OF PIONEER
SELECT MID CAP GROWTH FUND.
      1.1	Subject to the terms and conditions
herein set forth and on the basis of the
representations and warranties contained herein,
Pioneer Select Mid Cap Growth Fund will transfer
all of its assets as set forth in Paragraph 1.2 (the
"Select Mid Cap Growth Fund Assets") to
Pioneer Growth Opportunities Fund free and clear
of all liens and encumbrances (other than those
arising under the Securities Act of 1933, as
amended (the "Securities Act"), liens for taxes not
yet due and contractual restrictions on the transfer
of the Select Mid Cap Growth Fund Assets) and
Pioneer Growth Opportunities Fund agrees in
exchange therefor: (i) to issue to Pioneer Select Mid
Cap Growth Fund the number of Growth
Opportunities Fund Shares, including fractional
Growth Opportunities Fund Shares, of each class
with an aggregate net asset value ("NAV") equal to
the NAV of Pioneer Select Mid Cap Growth Fund
attributable to the corresponding class of Pioneer
Select Mid Cap Growth Fund's shares, as
determined in the manner set forth in Paragraphs
2.1 and 2.2; and (ii) to assume all of the liabilities
and obligations of Pioneer Select Mid Cap Growth
Fund, whether accrued or contingent, known or
unknown, existing at the Closing Date (collectively,
the "Assumed Liabilities").  Such transactions
shall take place at the Closing (as defined in
Paragraph 3.1 below).
      1.2	(a)	The Select Mid Cap Growth
Fund Assets shall consist of all of Pioneer Select
Mid Cap Growth Fund's property, including,
without limitation, all portfolio securities and
instruments, dividends and interest receivables,
cash, goodwill, contractual rights and choses in
action of Pioneer Select Mid Cap Growth Fund or
Pioneer Series Trust I in respect of Pioneer Select
Mid Cap Growth Fund, all other intangible property
owned by Pioneer Select Mid Cap Growth Fund,
originals or copies of all books and records of
Pioneer Select Mid Cap Growth Fund, and all other
assets of Pioneer Select Mid Cap Growth Fund on
the Closing Date.  Pioneer Growth Opportunities
Fund shall also be entitled to receive copies of all
records that Pioneer Select Mid Cap Growth Fund is
required to maintain under the Investment Company
Act of 1940, as amended (the "Investment
Company Act"), and the rules of the Securities and
Exchange Commission (the "Commission")
promulgated thereunder to the extent such records
pertain to Pioneer Select Mid Cap Growth Fund.
            (b)	Pioneer Select Mid Cap
Growth Fund has provided Pioneer Growth
Opportunities Fund with a list of all of Pioneer
Select Mid Cap Growth Fund's securities and other
assets as of the date of execution of this Agreement,
and Pioneer Growth Opportunities Fund has
provided Pioneer Select Mid Cap Growth Fund with
a copy of the current fundamental investment
policies and restrictions and fair value procedures
applicable to Pioneer Growth Opportunities Fund.
Pioneer Select Mid Cap Growth Fund reserves the
right to sell any of such securities or other assets
before the Closing Date (except to the extent sales
may be limited by representations of Pioneer Select
Mid Cap Growth Fund contained herein or in the
Select Mid Cap Growth Fund Tax Representation
Certificate (as defined below) and made in
connection with the issuance of the tax opinion
provided for in Paragraph 8.4 hereof) and agrees not
to acquire any portfolio security that is not an
eligible investment for, or that would violate an
investment policy or restriction of, Pioneer Growth
Opportunities Fund.
      1.3	Pioneer Select Mid Cap Growth
Fund will endeavor to discharge all of its known
liabilities and obligations that are or will become
due prior to the Closing.
      1.4	On or as soon after the Closing Date
as is conveniently practicable (the "Liquidation
Date"), Pioneer Series Trust I shall liquidate
Pioneer Select Mid Cap Growth Fund and distribute
pro rata to its shareholders of record, determined as
of the close of regular trading on the New York
Stock Exchange on the Closing Date (the "Select
Mid Cap Growth Fund Shareholders"), the
Growth Opportunities Fund Shares received by
Pioneer Select Mid Cap Growth Fund pursuant to
Paragraph 1.1 hereof.  Each Select Mid Cap Growth
Fund Shareholder shall receive the number of full
and fractional Growth Opportunities Fund Shares of
the class corresponding to the class of shares of
beneficial interest in Pioneer Select Mid Cap
Growth Fund (the "Select Mid Cap Growth Fund
Shares") held by such Select Mid Cap Growth
Fund Shareholder that have an aggregate NAV
equal to the aggregate NAV of the Select Mid Cap
Growth Fund Shares held of record by such Select
Mid Cap Growth Fund Shareholder on the Closing
Date.  Such liquidation and distribution will be
accomplished by Pioneer Series Trust I instructing
Pioneer Series Trust II to transfer the Growth
Opportunities Fund Shares then credited to the
account of Pioneer Select Mid Cap Growth Fund on
the books of Pioneer Growth Opportunities Fund to
open accounts on the share records of Pioneer
Growth Opportunities Fund established and
maintained by Pioneer Growth Opportunities
Fund's transfer agent in the names of the Select Mid
Cap Growth Fund Shareholders and representing
the respective pro rata number of the Growth
Opportunities Fund Shares due the Select Mid Cap
Growth Fund Shareholders.  Pioneer Series Trust I
shall promptly provide Pioneer Series Trust II with
evidence of such liquidation and distribution.  All
issued and outstanding Select Mid Cap Growth
Fund Shares will simultaneously be cancelled on
the books of Pioneer Select Mid Cap Growth Fund,
and Pioneer Select Mid Cap Growth Fund will be
dissolved.  Pioneer Growth Opportunities Fund
shall not issue certificates representing the Growth
Opportunities Fund Shares in connection with such
exchange.
      1.5	Ownership of Growth Opportunities
Fund Shares will be shown on the books of Pioneer
Growth Opportunities Fund's transfer agent.  Any
certificates representing ownership of Select Mid
Cap Growth Fund Shares that remain outstanding
on the Closing Date shall be deemed to be cancelled
and shall no longer evidence ownership of Select
Mid Cap Growth Fund Shares.
      1.6	Any transfer taxes payable upon
issuance of Growth Opportunities Fund Shares in a
name other than the registered holder of the Select
Mid Cap Growth Fund Shares on the books of
Pioneer Select Mid Cap Growth Fund as of that
time shall, as a condition of such issuance and
transfer, be paid by the person to whom such
Growth Opportunities Fund Shares are to be issued
and transferred.
      1.7	Any reporting responsibility of
Pioneer Series Trust I with respect to Pioneer Select
Mid Cap Growth Fund for periods ending on or
before the Closing Date, including, but not limited
to, the responsibility for filing of regulatory reports,
or other documents with the Commission, any state
securities commissions, and any federal, state or
local tax authorities or any other relevant regulatory
authority, is and shall remain the responsibility of
Pioneer Select Mid Cap Growth Fund.
2.	VALUATION
      2.1	The NAV per share of each class of
the Growth Opportunities Fund Shares and the
NAV per share of each class of Pioneer Select Mid
Cap Growth Fund shall, in each case, be determined
as of the close of regular trading on the New York
Stock Exchange (generally, 4:00 p.m., Eastern time)
on the Closing Date (the "Valuation Time").
Pioneer shall compute the NAV per Growth
Opportunities Fund Share in the manner set forth in
Pioneer Series Trust II's Agreement and
Declaration of Trust (the "Declaration"), or By-
Laws, and Pioneer Series Trust II's then-current
prospectus and statement of additional information.
Pioneer shall compute the NAV per share of
Pioneer Select Mid Cap Growth Fund in the manner
set forth in Pioneer Series Trust I's Agreement and
Declaration of Trust, or By-Laws, and Pioneer
Select Mid Cap Growth Fund's then-current
prospectus and statement of additional information.
Pioneer shall confirm to Pioneer Growth
Opportunities Fund the NAV of Pioneer Select Mid
Cap Growth Fund.
      2.2	The number of shares of each class
of Growth Opportunities Fund Shares to be issued
(including fractional shares, if any) in exchange for
the Select Mid Cap Growth Fund Assets and the
assumption of the Assumed Liabilities shall be
determined by Pioneer by dividing the NAV of
Pioneer Select Mid Cap Growth Fund attributable to
each class of Pioneer Select Mid Cap Growth
Fund's shares, as determined in accordance with
Paragraph 2.1, by the NAV of a Growth
Opportunities Fund Share of the corresponding
class, as determined in accordance with Paragraph
2.1.
      2.3	Pioneer Growth Opportunities Fund
and Pioneer Select Mid Cap Growth Fund shall
cause Pioneer to deliver a copy of its valuation
report to the other party at Closing (as defined in
Paragraph 3.1).  All computations of value shall be
made by Pioneer or its agents in accordance with its
regular practice as pricing agent for Pioneer Growth
Opportunities Fund and Pioneer Select Mid Cap
Growth Fund.
3.	CLOSING AND CLOSING DATE
      3.1	The Closing Date shall be June 7,
2013, or such other earlier or later date as the
parties may agree.  All acts necessary to
consummate the Reorganization (the "Closing")
shall be deemed to take place simultaneously as of
5:00 p.m. (Eastern time) on the Closing Date unless
otherwise agreed by the parties.  The Closing shall
be held at the offices of Bingham McCutchen LLP,
One Federal Street, Boston, Massachusetts, or at
such other place as the parties may agree.
      3.2	Portfolio securities that are held
other than in book-entry form in the name of Brown
Brothers Harriman & Co. (the "Select Mid Cap
Growth Fund Custodian") as record holder for
Pioneer Select Mid Cap Growth Fund shall be
presented by Pioneer Select Mid Cap Growth Fund
to Brown Brothers Harriman & Co. (the "Growth
Opportunities Fund Custodian") for examination
no later than three (3) business days preceding the
Closing Date.  Such portfolio securities shall be
delivered by Pioneer Select Mid Cap Growth Fund
to the Growth Opportunities Fund Custodian for the
account of Pioneer Growth Opportunities Fund on
the Closing Date, duly endorsed in proper form for
transfer, in such condition as to constitute good
delivery thereof in accordance with the custom of
brokers, and shall be accompanied by all necessary
federal and state stock transfer stamps or a check
for the appropriate purchase price thereof.  Portfolio
securities held of record by the Select Mid Cap
Growth Fund Custodian in book-entry form on
behalf of Pioneer Select Mid Cap Growth Fund
shall be delivered by the Select Mid Cap Growth
Fund Custodian through the Depository Trust
Company to the Growth Opportunities Fund
Custodian and by the Growth Opportunities Fund
Custodian recording the beneficial ownership
thereof by Pioneer Growth Opportunities Fund on
the Growth Opportunities Fund Custodian's
records.  Any cash shall be delivered by the Select
Mid Cap Growth Fund Custodian transmitting
immediately available funds by wire transfer to the
Growth Opportunities Fund Custodian the cash
balances maintained by the Select Mid Cap Growth
Fund Custodian and the Growth Opportunities Fund
Custodian crediting such amount to the account of
Pioneer Growth Opportunities Fund.
      3.3	The Growth Opportunities Fund
Custodian shall deliver within one business day
after the Closing a certificate of an authorized
officer stating that: (a) the Select Mid Cap Growth
Fund Assets have been delivered in proper form to
Pioneer Growth Opportunities Fund on the Closing
Date, and (b) all necessary transfer taxes including
all applicable federal and state stock transfer
stamps, if any, have been paid, or provision for
payment has been made in conjunction with the
delivery of portfolio securities as part of the Select
Mid Cap Growth Fund Assets.
      3.4	If on the Closing Date (a) the New
York Stock Exchange is closed to trading or trading
thereon shall be restricted or (b) trading or the
reporting of trading on such exchange or elsewhere
is disrupted so that accurate appraisal of the NAV
of the Growth Opportunities Fund Shares or Pioneer
Select Mid Cap Growth Fund pursuant to Paragraph
2.1 is impracticable (in the judgment of the Board
of Pioneer Series Trust II with respect to Pioneer
Growth Opportunities Fund and the Board of
Pioneer Series Trust I with respect to Pioneer Select
Mid Cap Growth Fund), the Closing Date shall be
postponed until the first business day after the day
when trading shall have been fully resumed and
reporting shall have been restored or such later date
as may be mutually agreed in writing by an
authorized officer of each party.
      3.5	Pioneer Select Mid Cap Growth
Fund shall deliver at the Closing a list of the names,
addresses, federal taxpayer identification numbers
and backup withholding and nonresident alien
withholding statuses and certificates of the Select
Mid Cap Growth Fund Shareholders and the
number and percentage ownership of outstanding
Select Mid Cap Growth Fund Shares owned by each
Select Mid Cap Growth Fund Shareholder as of the
Valuation Time, certified by the President or Vice
President or a Secretary or Assistant Secretary of
Pioneer Series Trust I and its Treasurer, Secretary
or other authorized officer (the "Shareholder
List") as being an accurate record of the
information (a) provided by the Select Mid Cap
Growth Fund Shareholders, (b) provided by the
Select Mid Cap Growth Fund Custodian, or (c)
derived from Pioneer Series Trust I's records by
such officers or one of Pioneer Series Trust I's
service providers.  Pioneer Growth Opportunities
Fund shall issue and deliver to Pioneer Select Mid
Cap Growth Fund a confirmation evidencing the
Growth Opportunities Fund Shares to be credited on
the Closing Date, or provide evidence satisfactory
to Pioneer Select Mid Cap Growth Fund that such
Growth Opportunities Fund Shares have been
credited to Pioneer Select Mid Cap Growth Fund's
account on the books of Pioneer Growth
Opportunities Fund.  At the Closing, each party
shall deliver to the other such bills of sale, checks,
assignments, stock certificates, receipts or other
documents as such other party or its counsel may
reasonably request.
4.	REPRESENTATIONS AND
WARRANTIES
      4.1	Except as set forth on Schedule 4.1
of this Agreement, Pioneer Series Trust I, on behalf
of Pioneer Select Mid Cap Growth Fund,
represents, warrants and covenants to Pioneer
Growth Opportunities Fund as follows:
            (a)	Pioneer Select Mid Cap
Growth Fund is a series of Pioneer Series Trust I.
Pioneer Series Trust I is a statutory trust validly
existing and in good standing under the laws of the
State of Delaware and has the power to own all of
its properties and assets and to perform its
obligations under this Agreement.  Pioneer Select
Mid Cap Growth Fund is not required to qualify to
do business in any jurisdiction in which it is not so
qualified or where failure to qualify would subject it
to any material liability or disability. Pioneer Select
Mid Cap Growth Fund has all necessary federal,
state and local authorizations to own all of its
properties and assets and to carry on its business as
now being conducted;
            (b)	Pioneer Series Trust I is a
registered investment company classified as a
management company of the open-end type, and its
registration with the Commission as an investment
company under the Investment Company Act is in
full force and effect;
            (c)	Pioneer Series Trust I is not
in violation of, and the execution and delivery of
this Agreement and the performance of its
obligations under this Agreement on behalf of
Pioneer Select Mid Cap Growth Fund will not result
in a material violation of, any provision of Pioneer
Series Trust I's Declaration or By-Laws or any
material agreement, indenture, instrument, contract,
lease or other undertaking with respect to Pioneer
Select Mid Cap Growth Fund to which Pioneer
Series Trust I, on behalf of Pioneer Select Mid Cap
Growth Fund, is a party or by which Pioneer Select
Mid Cap Growth Fund or any of its assets are
bound;
            (d)	No litigation or
administrative proceeding or investigation of or
before any court or governmental body is currently
pending or to its knowledge threatened against
Pioneer Select Mid Cap Growth Fund or any of
Pioneer Select Mid Cap Growth Fund's properties
or assets that, if adversely determined, would
materially and adversely affect its financial
condition or the conduct of Pioneer Select Mid Cap
Growth Fund's business.  Pioneer Select Mid Cap
Growth Fund is not a party to or subject to the
provisions of any order, decree or judgment of any
court or governmental body which materially
adversely affects Pioneer Select Mid Cap Growth
Fund's business or its ability to consummate the
transactions contemplated herein or would be
binding upon Pioneer Growth Opportunities Fund
as the successor to Pioneer Select Mid Cap Growth
Fund;
            (e)	All material contracts or
other commitments of Pioneer Select Mid Cap
Growth Fund (other than this Agreement or
agreements for the purchase and sale of securities
entered into in the ordinary course of business and
consistent with its obligations under this
Agreement) will terminate at or prior to the Closing
Date and no such termination will result in liability
to Pioneer Select Mid Cap Growth Fund (or Pioneer
Growth Opportunities Fund);
            (f)	The Statement of Assets and
Liabilities of Pioneer Select Mid Cap Growth Fund,
and the related Statements of Operations and
Changes in Net Assets, as of and for the fiscal year
ended November 30, 2012, have been audited by
Ernst & Young LLP, independent registered public
accounting firm, and are in accordance with
generally accepted accounting principles
("GAAP") consistently applied and fairly reflect, in
all material respects, the financial condition of
Pioneer Select Mid Cap Growth Fund as of such
date and the results of its operations for the period
then ended, and all known liabilities, whether actual
or contingent, of Pioneer Select Mid Cap Growth
Fund as of the date thereof are disclosed therein.
The Statement of Assets and Liabilities will be in
accordance with GAAP consistently applied and
will fairly reflect, in all material respects, the
financial condition of Pioneer Select Mid Cap
Growth Fund as of such date and the results of its
operations for the period then ended.  Except for the
Assumed Liabilities, Pioneer Select Mid Cap
Growth Fund will not have any known or
contingent liabilities on the Closing Date.  No
significant deficiency, material weakness, fraud,
significant change or other factor that could
significantly affect the internal controls of Pioneer
Select Mid Cap Growth Fund has been disclosed or
is required to be disclosed in Pioneer Select Mid
Cap Growth Fund's reports on Form N-CSR to
enable the chief executive officer and chief
financial officer or other officers of Pioneer Series
Trust I to make the certifications required by the
Sarbanes-Oxley Act, and no deficiency, weakness,
fraud, change, event or other factor exists with
respect to Pioneer Select Mid Cap Growth Fund that
will be required to be disclosed in Pioneer Select
Mid Cap Growth Fund's Form N-CSR after the
Closing Date;
            (g)	Since the most recent fiscal
year end, except as specifically disclosed in Pioneer
Select Mid Cap Growth Fund's prospectus or its
statement of additional information as in effect on
the date of this Agreement, there has not been any
material adverse change in Pioneer Select Mid Cap
Growth Fund's financial condition, assets,
liabilities, business or prospects, or any incurrence
by Pioneer Select Mid Cap Growth Fund of
indebtedness, except for normal contractual
obligations incurred in the ordinary course of
business or in connection with the settlement of
purchases and sales of portfolio securities.  For the
purposes of this subparagraph (g) (but not for any
other purpose of this Agreement), a decline in NAV
per Select Mid Cap Growth Fund Share arising out
of its normal investment operations or a decline in
market values of securities in Pioneer Select Mid
Cap Growth Fund's portfolio, a decline in net assets
of Pioneer Select Mid Cap Growth Fund as a result
of redemptions or the discharge of Pioneer Select
Mid Cap Growth Fund's liabilities shall not
constitute a material adverse change;
            (h)	Pioneer Select Mid Cap
Growth Fund is a separate series of Pioneer Series
Trust I treated as a separate corporation from each
other series of Pioneer Series Trust I under Section
851(g) of the Code.  For each taxable year of its
existence, including the taxable year ending on the
Closing Date, Pioneer Select Mid Cap Growth Fund
has had in effect an election to be treated as a
"regulated investment company" under Subchapter
M of the Code, has satisfied or will satisfy all of the
requirements of Subchapter M of the Code for
treatment as a regulated investment company, and
has been or will be eligible to compute its federal
income tax under Section 852 of the Code.
            (i)	All issued and outstanding
Select Mid Cap Growth Fund Shares are, and at the
Closing Date will be, legally issued and
outstanding, fully paid and nonassessable by
Pioneer Select Mid Cap Growth Fund.  All of the
issued and outstanding Select Mid Cap Growth
Fund Shares will, at the time of Closing, be held of
record by the persons and in the amounts set forth in
the Shareholder List submitted to Pioneer Growth
Opportunities Fund pursuant to Paragraph 3.5
hereof.  Pioneer Select Mid Cap Growth Fund does
not have outstanding any options, warrants or other
rights to subscribe for or purchase any Select Mid
Cap Growth Fund Shares, nor is there outstanding
any security convertible into any Select Mid Cap
Growth Fund Shares;
            (j)	At the Closing Date, Pioneer
Select Mid Cap Growth Fund will have good and
marketable title to the Select Mid Cap Growth Fund
Assets, and full right, power and authority to sell,
assign, transfer and deliver the Select Mid Cap
Growth Fund Assets to Pioneer Growth
Opportunities Fund, and, upon delivery and
payment for the Select Mid Cap Growth Fund
Assets, Pioneer Growth Opportunities Fund will
acquire good and marketable title thereto, subject to
no restrictions on the full transfer thereof, except
such restrictions as might arise under the Securities
Act;
            (k)	Pioneer Series Trust I has the
trust power and authority, on behalf of Pioneer
Select Mid Cap Growth Fund, to enter into and
perform its obligations under this Agreement.  The
execution, delivery and performance of this
Agreement have been duly authorized by all
necessary action on the part of Pioneer Series Trust
I's Board of Trustees, and, assuming due
authorization, execution and delivery by Pioneer
Series Trust I, on behalf of Pioneer Select Mid Cap
Growth Fund, this Agreement will constitute a valid
and binding obligation of Pioneer Series Trust I, on
behalf of Pioneer Select Mid Cap Growth Fund,
enforceable in accordance with its terms, subject as
to enforcement, to bankruptcy, insolvency,
reorganization, moratorium and other laws relating
to or affecting creditors' rights and to general equity
principles;
            (l)	The information to be
furnished by Pioneer Series Trust I, on behalf of
Pioneer Select Mid Cap Growth Fund, to Pioneer
Growth Opportunities Fund for use in applications
for orders, registration statements and other
documents which may be necessary in connection
with the transactions contemplated hereby and any
information necessary to compute the total return of
Pioneer Select Mid Cap Growth Fund shall be
accurate and complete in all material respects and
shall comply in all material respects with federal
securities and other laws and regulations applicable
thereto or the requirements of any form for which
its use is intended, and shall not contain any untrue
statement of a material fact or omit to state a
material fact necessary to make the information
provided not misleading;
            (m)	No consent, approval,
authorization or order of or filing with any court or
governmental authority is required for the execution
of this Agreement or the consummation of the
transactions contemplated by this Agreement by
Pioneer Series Trust I or Pioneer Select Mid Cap
Growth Fund, except such as may be required under
the Securities Act, the Securities Exchange Act of
1934, as amended (the "Exchange Act"), the
Investment Company Act and the rules and
regulations of the Commission thereunder, state
securities laws and the Hart-Scott-Rodino Act;
            (n)	The provisions of Pioneer
Series Trust I's Declaration, Pioneer Series Trust I's
By-Laws and Delaware law do not require the
shareholders of Pioneer Select Mid Cap Growth
Fund to approve this Agreement or the transactions
contemplated herein in order for Pioneer Series
Trust I or Pioneer Select Mid Cap Growth Fund to
consummate the transactions contemplated herein;
            (o)	All of the issued and
outstanding Select Mid Cap Growth Fund Shares
have been offered for sale and sold in compliance in
all material respects with all applicable federal and
state securities laws, except as may have been
previously disclosed in writing to Pioneer Growth
Opportunities Fund;
            (p)	The current prospectus and
statement of additional information of Pioneer
Select Mid Cap Growth Fund and any amendments
or supplements thereto did not as of their dates or
the dates of their distribution to the public contain
any untrue statement of a material fact or omit to
state a material fact required to be stated therein or
necessary to make the statements therein, in light of
the circumstances in which such statements were
made, not materially misleading;
            (q)	Pioneer Select Mid Cap
Growth Fund currently complies in all material
respects with the requirements of, and the rules and
regulations under, the Investment Company Act, the
Securities Act, the Exchange Act, state "Blue Sky"
laws and all other applicable federal and state laws
or regulations.  Pioneer Select Mid Cap Growth
Fund currently complies in all material respects
with all investment objectives, policies, guidelines
and restrictions and any compliance procedures
established by Pioneer Series Trust I with respect to
Pioneer Select Mid Cap Growth Fund.  All
advertising and sales material currently used by
Pioneer Select Mid Cap Growth Fund complies in
all material respects with the applicable
requirements of the Securities Act, the Investment
Company Act, the rules and regulations of the
Commission promulgated thereunder, and, to the
extent applicable, the Conduct Rules of the
Financial Industry Regulatory Authority
("FINRA") and any applicable state regulatory
authority.  All registration statements, prospectuses,
reports, proxy materials or other filings required to
be made or filed with the Commission, FINRA or
any state securities authorities used by Pioneer
Select Mid Cap Growth Fund during the three (3)
years prior to the date of this Agreement have been
duly filed and have been approved or declared
effective, if such approval or declaration of
effectiveness is required by law.  Such registration
statements, prospectuses, reports, proxy materials
and other filings under the Securities Act, the
Exchange Act and the Investment Company Act (i)
are or were in compliance in all material respects
with the requirements of all applicable statutes and
the rules and regulations thereunder and (ii) do not
or did not contain any untrue statement of a material
fact or omit to state a material fact required to be
stated therein or necessary to make the statements
therein, in light of the circumstances in which they
were made, not false or misleading;
            (r)	Neither Pioneer Select Mid
Cap Growth Fund nor, to the knowledge of Pioneer
Select Mid Cap Growth Fund, any "affiliated
person" of Pioneer Select Mid Cap Growth Fund
has been convicted of any felony or misdemeanor,
described in Section 9(a)(1) of the Investment
Company Act, nor, to the knowledge of Pioneer
Select Mid Cap Growth Fund, has any affiliated
person of Pioneer Select Mid Cap Growth Fund
been the subject, or presently is the subject, of any
proceeding or investigation with respect to any
disqualification that would be a basis for denial,
suspension or revocation of registration as an
investment adviser under Section 203(e) of the
Investment Advisers Act of 1940, as amended (the
"Investment Advisers Act"), or Rule 206(4)-4(b)
thereunder or of a broker-dealer under Section 15 of
the Exchange Act, or for disqualification as an
investment adviser, employee, officer or director of
an investment company under Section 9 of the
Investment Company Act; and
            (s)	The tax representation
certificate to be delivered by Pioneer Series Trust I,
on behalf of Pioneer Select Mid Cap Growth Fund,
to Bingham McCutchen LLP at the Closing
pursuant to Paragraph 7.4 (the "Select Mid Cap
Growth Fund Tax Representation Certificate")
will not on the Closing Date contain any untrue
statement of a material fact or omit to state a
material fact necessary to make the statements
therein not misleading.
      4.2	Except as set forth on Schedule 4.2
of this Agreement, Pioneer Series Trust II, on behalf
of Pioneer Growth Opportunities Fund, represents,
warrants and covenants to Pioneer Select Mid Cap
Growth Fund, as follows:
            (a)	Pioneer Growth
Opportunities Fund is a series of Pioneer Series
Trust II.  Pioneer Series Trust II is a statutory trust
validly existing and in good standing under the laws
of the State of Delaware.  Pioneer Series Trust II
has the power to own all of its properties and assets
and to perform its obligations under this Agreement.
Pioneer Growth Opportunities Fund is not required
to qualify to do business in any jurisdiction in
which it is not so qualified or where failure to
qualify would subject it to any material liability or
disability.  Pioneer Growth Opportunities Fund has
all necessary federal, state and local authorizations
to own all of its properties and assets and to carry
on its business as now being conducted;
            (b)	Pioneer Series Trust II is a
registered investment company classified as a
management company of the open-end type, and its
registration with the Commission as an investment
company under the Investment Company Act is in
full force and effect;
            (c)	The current prospectus and
statement of additional information of Pioneer
Growth Opportunities Fund and any amendment or
supplement thereto, conform or conformed at the
time of their distribution to the public in all material
respects to the applicable requirements of the
Securities Act and the Investment Company Act
and the rules and regulations of the Commission
promulgated thereunder and do not or did not at the
time of their distribution to the public include any
untrue statement of a material fact or omit to state
any material fact required to be stated therein or
necessary to make the statements therein, in light of
the circumstances under which they were made, not
materially misleading;
            (d)	Pioneer Series Trust II's
registration statement on Form N-1A with respect to
Pioneer Growth Opportunities Fund that will be in
effect on the Closing Date, and the prospectus and
statement of additional information of Pioneer
Growth Opportunities Fund included therein, will
conform in all material respects with the applicable
requirements of the Securities Act and the
Investment Company Act and the rules and
regulations of the Commission thereunder, and did
not as of the effective date thereof and will not as of
the Closing Date contain any untrue statement of a
material fact or omit to state any material fact
required to be stated therein or necessary to make
the statements therein, in light of the circumstances
in which they were made, not misleading;
            (e)	Pioneer Series Trust II is not
in violation of, and the execution and delivery of
this Agreement and performance of its obligations
under this Agreement on behalf of Pioneer Growth
Opportunities Fund will not result in a material
violation of, any provisions of the Declaration or
By-Laws of Pioneer Series Trust II or any material
agreement, indenture, instrument, contract, lease or
other undertaking with respect to Pioneer Growth
Opportunities Fund to which Pioneer Series Trust
II, on behalf of Pioneer Growth Opportunities Fund,
is a party or by which Pioneer Growth
Opportunities Fund or any of its assets is bound;
            (f)	No litigation or
administrative proceeding or investigation of or
before any court or governmental body is currently
pending or to its knowledge threatened against
Pioneer Growth Opportunities Fund or any of
Pioneer Growth Opportunities Fund's properties or
assets that, if adversely determined, would
materially and adversely affect its financial
condition or the conduct of Pioneer Growth
Opportunities Fund's business.  Neither Pioneer
Series Trust II nor Pioneer Growth Opportunities
Fund is a party to or subject to the provisions of any
order, decree or judgment of any court or
governmental body which materially adversely
affects Pioneer Growth Opportunities Fund's
business or its ability to consummate the
transactions contemplated herein;
            (g)	The Statement of Assets and
Liabilities of Pioneer Growth Opportunities Fund,
and the related Statements of Operations and
Changes in Net Assets, as of and for the fiscal year
ended December 31, 2012 have been audited by
Ernst & Young LLP, independent registered public
accounting firm, and are in accordance with GAAP
consistently applied and fairly reflect, in all material
respects, the financial condition of Pioneer Growth
Opportunities Fund as of such date and the results
of its operations for the period then ended, and all
known liabilities, whether actual or contingent, of
Pioneer Growth Opportunities Fund as of the date
thereof are disclosed therein;
            (h)	Since the most recent fiscal
year end, except as specifically disclosed in Pioneer
Growth Opportunities Fund's prospectus or its
statement of additional information as in effect on
the date of this Agreement, there has not been any
material adverse change in Pioneer Growth
Opportunities Fund's financial condition, assets,
liabilities, business or prospects, or any incurrence
by Pioneer Growth Opportunities Fund of
indebtedness, except for normal contractual
obligations incurred in the ordinary course of
business or in connection with the settlement of
purchases and sales of portfolio securities.  For the
purposes of this subparagraph (h) (but not for any
other purpose of this Agreement), a decline in NAV
per Growth Opportunities Fund Share arising out of
its normal investment operations or a decline in
market values of securities in Pioneer Growth
Opportunities Fund's portfolio, a decline in net
assets of Pioneer Growth Opportunities Fund as a
result of redemptions or the discharge of Pioneer
Growth Opportunities Fund's liabilities shall not
constitute a material adverse change;
            (i)	Pioneer Growth
Opportunities Fund is a separate series of Pioneer
Series Trust II treated as a separate corporation
from each other series of Pioneer Series Trust II
under Section 851(g) of the Code.  For each taxable
year of its existence, Pioneer Growth Opportunities
Fund has had in effect an election to be treated as a
"regulated investment company" under Subchapter
M of the Code, has satisfied all of the requirements
of Subchapter M of the Code for treatment as a
regulated investment company, and has been
eligible to compute its federal income tax under
Section 852 of the Code.  Pioneer Growth
Opportunities Fund expects to satisfy such
requirements and be so eligible for its taxable year
that includes the Closing Date;
            (j)	The authorized capital of
Pioneer Growth Opportunities Fund consists of an
unlimited number of shares of beneficial interest, no
par value per share.  As of the Closing Date,
Pioneer Growth Opportunities Fund will be
authorized to issue an unlimited number of shares of
beneficial interest, no par value per share.  The
Growth Opportunities Fund Shares to be issued and
delivered to Pioneer Select Mid Cap Growth Fund
for the account of the Select Mid Cap Growth Fund
Shareholders pursuant to the terms of this
Agreement will have been duly authorized on the
Closing Date and, when so issued and delivered,
will be legally issued and outstanding, fully paid
and non-assessable.  Pioneer Growth Opportunities
Fund does not have outstanding any options,
warrants or other rights to subscribe for or purchase
any Growth Opportunities Fund Shares, nor is there
outstanding any security convertible into any
Growth Opportunities Fund Shares;
            (k)	All issued and outstanding
Growth Opportunities Fund Shares are, and on the
Closing Date will be, legally issued, fully paid and
non-assessable and have been offered and sold in
every state and the District of Columbia in
compliance in all material respects with all
applicable federal and state securities laws;
            (l)	Pioneer Series Trust II has
the trust power and authority, on behalf of Pioneer
Growth Opportunities Fund, to enter into and
perform its obligations under this Agreement.  The
execution, delivery and performance of this
Agreement have been duly authorized by all
necessary action on the part of Pioneer Series Trust
II's Board of Trustees, and, assuming due
authorization, execution and delivery by Pioneer
Series Trust II, on behalf of Pioneer Growth
Opportunities Fund, this Agreement will constitute
a valid and binding obligation of Pioneer Series
Trust II, on behalf of Pioneer Growth Opportunities
Fund, enforceable in accordance with its terms,
subject as to enforcement, to bankruptcy,
insolvency, reorganization, moratorium and other
laws relating to or affecting creditors' rights and to
general equity principles;
            (m)	The information to be
furnished in writing by Pioneer Series Trust II, on
behalf of Pioneer Growth Opportunities Fund, for
use in applications for orders, registration
statements and other documents which may be
necessary in connection with the transactions
contemplated hereby shall be accurate and complete
in all material respects and shall comply in all
material respects with federal securities and other
laws and regulations applicable thereto or the
requirements of any form for which its use is
intended, and shall not contain any untrue statement
of a material fact or omit to state a material fact
necessary to make the information provided not
misleading;
            (n)	No consent, approval,
authorization or order of or filing with any court or
governmental authority is required for the execution
of this Agreement or the consummation of the
transactions contemplated by this Agreement by
Pioneer Series Trust II or Pioneer Growth
Opportunities Fund, except such as may be required
under the Securities Act, the Exchange Act, the
Investment Company Act and the rules and
regulations of the Commission thereunder, state
securities laws and the Hart-Scott-Rodino Act;
            (o)	Pioneer Growth
Opportunities Fund currently complies in all
material respects with, the requirements of, and the
rules and regulations under, the Investment
Company Act, the Securities Act, the Exchange
Act, state "Blue Sky" laws and all other applicable
federal and state laws or regulations.  Pioneer
Growth Opportunities Fund currently complies in
all material respects with all investment objectives,
policies, guidelines and restrictions and any
compliance procedures established by Pioneer
Series Trust II with respect to Pioneer Growth
Opportunities Fund.  All advertising and sales
material currently used by Pioneer Growth
Opportunities Fund complies in all material respects
with the applicable requirements of the Securities
Act, the Investment Company Act, the rules and
regulations of the Commission, and, to the extent
applicable, the Conduct Rules of FINRA and any
applicable state regulatory authority.  All
registration statements, prospectuses, reports, proxy
materials or other filings required to be made or
filed with the Commission, FINRA or any state
securities authorities used by Pioneer Growth
Opportunities Fund during the three (3) years prior
to the date of this Agreement have been duly filed
and have been approved or declared effective, if
such approval or declaration of effectiveness is
required by law.  Such registration statements,
prospectuses, reports, proxy materials and other
filings under the Securities Act, the Exchange Act
and the Investment Company Act (i) are or were in
compliance in all material respects with the
requirements of all applicable statutes and the rules
and regulations thereunder and (ii) do not or did not
contain any untrue statement of a material fact or
omit to state a material fact required to be stated
therein or necessary to make the statements therein,
in light of the circumstances in which they were
made, not false or misleading;
            (p)	Neither Pioneer Growth
Opportunities Fund nor, to the knowledge of
Pioneer Growth Opportunities Fund, any "affiliated
person" of Pioneer Growth Opportunities Fund has
been convicted of any felony or misdemeanor,
described in Section 9(a)(1) of the Investment
Company Act, nor, to the knowledge of Pioneer
Growth Opportunities Fund, has any affiliated
person of Pioneer Growth Opportunities Fund been
the subject, or presently is the subject, of any
proceeding or investigation with respect to any
disqualification that would be a basis for denial,
suspension or revocation of registration as an
investment adviser under Section 203(e) of the
Investment Advisers Act or Rule 206(4)-4(b)
thereunder or of a broker-dealer under Section 15 of
the Exchange Act, or for disqualification as an
investment adviser, employee, officer or director of
an investment company under Section 9 of the
Investment Company Act; and
            (q)	The tax representation
certificate to be delivered by Pioneer Series Trust II,
on behalf of Pioneer Growth Opportunities Fund, to
Bingham McCutchen LLP at the Closing pursuant
to Paragraph 6.3 (the "Growth Opportunities
Fund Tax Representation Certificate") will not
on the Closing Date contain any untrue statement of
a material fact or omit to state a material fact
necessary to make the statements therein not
misleading.
5.	COVENANTS OF THE FUNDS
      Pioneer Select Mid Cap Growth Fund and
Pioneer Growth Opportunities Fund, respectively,
hereby further covenant as follows:
      5.1	Pioneer Select Mid Cap Growth
Fund covenants that the Growth Opportunities Fund
Shares to be issued hereunder are not being
acquired by Pioneer Select Mid Cap Growth Fund
for the purpose of making any distribution thereof
other than in accordance with the terms of this
Agreement;
      5.2	Pioneer Select Mid Cap Growth
Fund will assist Pioneer Growth Opportunities Fund
in obtaining such information as Pioneer Growth
Opportunities Fund reasonably requires concerning
the beneficial ownership of the Select Mid Cap
Growth Fund Shares.
      5.3	Subject to the provisions of this
Agreement, each Fund will take, or cause to be
taken, all actions, and do or cause to be done, all
things reasonably necessary, proper or advisable to
consummate the transactions contemplated by this
Agreement;
      5.4	Pioneer Select Mid Cap Growth
Fund shall furnish to Pioneer Growth Opportunities
Fund on the Closing Date a statement of assets and
liabilities of Pioneer Select Mid Cap Growth Fund
("Statement of Assets and Liabilities") as of the
Closing Date setting forth the NAV (as computed
pursuant to Paragraph 2.1) of Pioneer Select Mid
Cap Growth Fund as of the Valuation Time, which
statement shall be prepared in accordance with
GAAP consistently applied and certified by Pioneer
Series Trust I's Treasurer or Assistant Treasurer.
As promptly as practicable, but in any case within
30 days after the Closing Date, Pioneer Series Trust
I, on behalf of Pioneer Select Mid Cap Growth
Fund, shall furnish to Pioneer Growth Opportunities
Fund, in such form as is reasonably satisfactory to
Pioneer Growth Opportunities Fund, a statement of
the earnings and profits of Pioneer Select Mid Cap
Growth Fund for federal income tax purposes, and
of any capital loss carryovers and other items that
will be carried over to Pioneer Growth
Opportunities Fund under the Code, and which
statement will be certified by the Treasurer of
Pioneer Series Trust I; and
      5.5	Neither Fund shall take any action
that is inconsistent with the representations set forth
herein or, with respect to Pioneer Select Mid Cap
Growth Fund or Pioneer Series Trust I, in the Select
Mid Cap Growth Fund Tax Representation
Certificate and, with respect to Pioneer Growth
Opportunities Fund or Pioneer Series Trust II, in the
Growth Opportunities Fund Tax Representation
Certificate.  Unless otherwise required pursuant to a
"determination" within the meaning of Section
1313(a) of the Code, the parties hereto shall treat
and report the transactions contemplated hereby as a
reorganization within the meaning of Section 368(a)
of the Code and shall not take any position
inconsistent with such treatment.
6.	CONDITIONS PRECEDENT TO
OBLIGATIONS OF PIONEER SELECT
MID CAP GROWTH FUND
      The obligations of Pioneer Select Mid Cap
Growth Fund to complete the transactions provided
for herein shall be, at its election, subject to the
performance by Pioneer Growth Opportunities Fund
of all the obligations to be performed by it
hereunder on or before the Closing Date, and, in
addition thereto, the following further conditions,
unless waived by Pioneer Select Mid Cap Growth
Fund in writing:
      6.1	All representations and warranties by
Pioneer Series Trust II, on behalf of Pioneer Growth
Opportunities Fund, contained in this Agreement
shall be true and correct in all material respects as
of the date hereof and, except as they may be
affected by the transactions contemplated by this
Agreement, as of the Closing Date with the same
force and effect as if made on and as of the Closing
Date;
      6.2	Pioneer Series Trust II shall have
delivered to Pioneer Series Trust I on the Closing
Date a certificate of Pioneer Series Trust II, on
behalf of Pioneer Growth Opportunities Fund,
executed in its name by its President or Vice
President and its Treasurer or Assistant Treasurer,
in form and substance satisfactory to Pioneer Series
Trust I and dated as of the Closing Date, to the
effect that the representations and warranties of
Pioneer Series Trust II made in this Agreement on
behalf of Pioneer Growth Opportunities Fund are
true and correct in all material respects at and as of
the Closing Date, except as they may be affected by
the transactions contemplated by this Agreement,
that each of the conditions to Closing in this Article
6 has been met, and as to such other matters as
Pioneer Series Trust I shall reasonably request;
      6.3	Pioneer Series Trust II, on its own
behalf and on behalf of Pioneer Growth
Opportunities Fund, shall have delivered to
Bingham McCutchen LLP a Growth Opportunities
Fund Tax Representation Certificate, satisfactory to
Bingham McCutchen LLP, in a form mutually
acceptable to Pioneer Series Trust II and Pioneer
Series Trust I, concerning certain tax-related
matters; and
      6.4	With respect to Pioneer Growth
Opportunities Fund, the Board of Trustees of
Pioneer Series Trust II shall have determined that
the Reorganization is in the best interests of Pioneer
Growth Opportunities Fund and, based upon such
determination, shall have approved this Agreement
and the transactions contemplated hereby.
7.	CONDITIONS PRECEDENT TO
OBLIGATIONS OF PIONEER
GROWTH OPPORTUNITIES FUND
      The obligations of Pioneer Growth
Opportunities Fund to complete the transactions
provided for herein shall be, at its election, subject
to the performance by Pioneer Select Mid Cap
Growth Fund of all the obligations to be performed
by it hereunder on or before the Closing Date and,
in addition thereto, the following further conditions,
unless waived by Pioneer Growth Opportunities
Fund in writing:
      7.1	All representations and warranties of
Pioneer Series Trust I, on behalf of Pioneer Select
Mid Cap Growth Fund, contained in this Agreement
shall be true and correct in all material respects as
of the date hereof and, except as they may be
affected by the transactions contemplated by this
Agreement, as of the Closing Date with the same
force and effect as if made on and as of the Closing
Date;
      7.2	Pioneer Series Trust I shall have
delivered to Pioneer Growth Opportunities Fund the
Statement of Assets and Liabilities of Pioneer
Select Mid Cap Growth Fund pursuant to Paragraph
5.4, together with a list of its portfolio securities
showing the federal income tax bases and holding
periods of such securities, as of the Closing Date,
certified by Pioneer Series Trust I's Treasurer or
Assistant Treasurer;
      7.3	Pioneer Series Trust I shall have
delivered to Pioneer Series Trust II on the Closing
Date a certificate of Pioneer Series Trust I, on
behalf of Pioneer Select Mid Cap Growth Fund,
executed in its name by its President or Vice
President and a Treasurer or Assistant Treasurer, in
form and substance reasonably satisfactory to
Pioneer Series Trust II and dated as of the Closing
Date, to the effect that the representations and
warranties of Pioneer Series Trust I made in this
Agreement on behalf of Pioneer Select Mid Cap
Growth Fund are true and correct in all material
respects at and as of the Closing Date, except as
they may be affected by the transactions
contemplated by this Agreement, that each of the
conditions to Closing in this Article 7 has been met,
and as to such other matters as Pioneer Series Trust
II shall reasonably request;
      7.4	Pioneer Series Trust I, on its own
behalf and on behalf of Pioneer Select Mid Cap
Growth Fund, shall have delivered to Bingham
McCutchen LLP a Select Mid Cap Growth Fund
Tax Representation Certificate, satisfactory to
Bingham McCutchen LLP, in a form mutually
acceptable to Pioneer Series Trust II and Pioneer
Series Trust I, concerning certain tax-related
matters; and
      7.5	With respect to Pioneer Select Mid
Cap Growth Fund, the Board of Trustees of Pioneer
Series Trust I shall have determined that the
Reorganization is in the best interests of Pioneer
Select Mid Cap Growth Fund and, based upon such
determination, shall have approved this Agreement
and the transactions contemplated hereby.
8.	FURTHER CONDITIONS
PRECEDENT
      If any of the conditions set forth below does
not exist on or before the Closing Date with respect
to either party hereto, the other party to this
Agreement shall, at its option, not be required to
consummate the transactions contemplated by this
Agreement:
      8.1	On the Closing Date, no action, suit
or other proceeding shall be pending before any
court or governmental agency in which it is sought
to restrain or prohibit, or obtain damages or other
relief in connection with, this Agreement or the
transactions contemplated herein;
      8.2	All consents of other parties and all
other consents, orders and permits of federal, state
and local regulatory authorities (including those of
the Commission and of state Blue Sky and
securities authorities) deemed necessary by either
party hereto to permit consummation, in all material
respects, of the transactions contemplated hereby
shall have been obtained, except where failure to
obtain any such consent, order or permit would not
involve a risk of a material adverse effect on the
assets or properties of either party hereto, provided
that either party may waive any such conditions for
itself;
      8.3	The registration statement on Form
N-14 filed in connection with this Agreement shall
have become effective under the Securities Act and
no stop order suspending the effectiveness of the
registration statement shall have been issued and, to
the knowledge of the parties hereto, no investigation
or proceeding for that purpose shall have been
instituted or be pending, threatened or contemplated
under the Securities Act;
      8.4	The parties shall have received an
opinion of Bingham McCutchen LLP, satisfactory
to Pioneer Series Trust I and Pioneer Series Trust II
and subject to customary assumptions and
qualifications, substantially to the effect that, based
upon certain facts, assumptions and representations,
and upon certifications contained in the Growth
Opportunities Fund Tax Representation Certificate
and the Select Mid Cap Growth Fund Tax
Representation Certificate, for federal income tax
purposes (i) the Reorganization will constitute a
"reorganization" within the meaning of Section
368(a) of the Code, and each of Pioneer Select Mid
Cap Growth Fund and Pioneer Growth
Opportunities Fund will be a "party to a
reorganization" within the meaning of Section
368(b) of the Code; (ii) no gain or loss will be
recognized by Pioneer Select Mid Cap Growth
Fund on the transfer of the Select Mid Cap Growth
Fund Assets to Pioneer Growth Opportunities Fund
solely in exchange for the Growth Opportunities
Fund Shares and the assumption by Pioneer Growth
Opportunities Fund of the Assumed Liabilities, or
upon the distribution of the Growth Opportunities
Fund Shares to the shareholders of Pioneer Select
Mid Cap Growth Fund, except for (A) gain or loss
that may be recognized on the transfer of "section
1256 contracts" as defined in Section 1256(b) of the
Code, (B) gain that may be recognized on the
transfer of stock in a "passive foreign investment
company" as defined in Section 1297(a) of the
Code, or (C) any other gain that may be required to
be recognized as a result of the closing of Pioneer
Select Mid Cap Growth Fund's taxable year or upon
the transfer of an asset regardless of whether such
transfer would otherwise be a non-recognition
transaction under the Code; (iii) the tax basis in the
hands of Pioneer Growth Opportunities Fund of
each Select Mid Cap Growth Fund Asset will be the
same as the tax basis of such Select Mid Cap
Growth Fund Asset in the hands of Pioneer Select
Mid Cap Growth Fund immediately prior to the
transfer thereof, increased by the amount of gain (or
decreased by the amount of loss), if any, recognized
by Pioneer Select Mid Cap Growth Fund on the
transfer; (iv) the holding period of each Select Mid
Cap Growth Fund Asset in the hands of Pioneer
Growth Opportunities Fund, other than assets with
respect to which gain or loss is required to be
recognized, will include in each instance the period
during which such Select Mid Cap Growth Fund
Asset was held by Pioneer Select Mid Cap Growth
Fund; (v) no gain or loss will be recognized by
Pioneer Growth Opportunities Fund upon its receipt
of the Select Mid Cap Growth Fund Assets solely in
exchange for Growth Opportunities Fund Shares
and the assumption of the Assumed Liabilities; (vi)
no gain or loss will be recognized by the Select Mid
Cap Growth Fund Shareholders upon the exchange
of all of their Select Mid Cap Growth Fund Shares
for Growth Opportunities Fund Shares as part of the
Reorganization; (vii) the aggregate tax basis of the
Growth Opportunities Fund Shares that each Select
Mid Cap Growth Fund Shareholder receives in the
Reorganization will be the same as the aggregate
tax basis of the Select Mid Cap Growth Fund
Shares exchanged therefor; (viii) each Select Mid
Cap Growth Fund Shareholder's holding period for
the Growth Opportunities Fund Shares received in
the Reorganization will include the period for which
such shareholder held the Select Mid Cap Growth
Fund Shares exchanged therefor, provided that the
Select Mid Cap Growth Fund Shareholder held such
Select Mid Cap Growth Fund Shares as capital
assets on the date of exchange.  Notwithstanding
anything in this Agreement to the contrary, neither
Pioneer Select Mid Cap Growth Fund nor Pioneer
Growth Opportunities Fund may waive the
condition set forth in this paragraph 8.4.
      8.5	Pioneer Series Trust I, on behalf of
Pioneer Select Mid Cap Growth Fund, shall have
distributed to the Select Mid Cap Growth Fund
Shareholders, in a distribution or distributions
qualifying for the deduction for dividends paid
under Section 561 of the Code, all of Pioneer Select
Mid Cap Growth Fund's investment company
taxable income (as defined in Section 852(b)(2) of
the Code determined without regard to Section
852(b)(2)(D) of the Code) for its taxable year
ending on the Closing Date, all of the excess of (i)
its interest income excludable from gross income
under Section 103(a) of the Code over (ii) its
deductions disallowed under Sections 265 and
171(a)(2) of the Code for its taxable year ending on
the Closing Date, and all of its net capital gain (as
such term is used in Sections 852(b)(3)(A) and (C)
of the Code), after reduction by any available
capital loss carryforward, for its taxable year ending
on the Closing Date.
9.	BROKERAGE FEES AND EXPENSES
      9.1	Each party hereto represents and
warrants to the other party hereto that there are no
brokers or finders entitled to receive any payments
in connection with the transactions provided for
herein.
      9.2	The parties have been informed by
Pioneer that it will pay 75% of the expenses
incurred in connection with the Reorganization
(including, but not limited to, the preparation of the
registration statement on Form N-14).  Pioneer
Growth Opportunities Fund agrees to pay 25% of
the expenses incurred in connection with the
Reorganization (including, but not limited to, the
preparation of the registration statement on Form N-
14).  Notwithstanding any of the foregoing,
expenses will in any event be paid by the party
directly incurring such expenses if and to the extent
that the payment by another person of such
expenses would result in the disqualification of such
party as a "regulated investment company" within
the meaning of Section 851 of the Code or would
prevent the Reorganization from qualifying as a tax-
free reorganization.
10.	ENTIRE AGREEMENT; SURVIVAL
OF WARRANTIES
      10.1	Pioneer Series Trust II and Pioneer
Series Trust I each agrees that neither party has
made any representation, warranty or covenant not
set forth herein or referred to in Paragraphs 4.1 or
4.2 hereof and that this Agreement constitutes the
entire agreement between the parties.
      10.2	The covenants to be performed after
the Closing by both Pioneer Series Trust II and
Pioneer Series Trust I shall survive the Closing.
The representations and warranties and all other
covenants contained in this Agreement or in any
document delivered pursuant hereto or in
connection herewith shall not survive the
consummation of the transactions contemplated
hereunder.
11.	TERMINATION
      11.1	This Agreement may be terminated
by the mutual agreement of Pioneer Series Trust II
and Pioneer Series Trust I.  In addition, either party
may at its option terminate this Agreement at or
prior to the Closing Date:
            (a)	by resolution of Pioneer
Series Trust II's Board of Trustees if circumstances
should develop that, in the good faith opinion of
such Board, make proceeding with the Agreement
not in the best interests of Pioneer Growth
Opportunities Fund's shareholders; or
            (b)	by resolution of Pioneer
Series Trust I's Board of Trustees if circumstances
should develop that, in the good faith opinion of
such Board, make proceeding with the Agreement
not in the best interests of Pioneer Select Mid Cap
Growth Fund's shareholders.
      11.2	In the event of any such termination,
there shall be no liability for damages on the part of
Pioneer Series Trust II, Pioneer Growth
Opportunities Fund, Pioneer Series Trust I or
Pioneer Select Mid Cap Growth Fund, or the
trustees or officers of Pioneer Series Trust I or
Pioneer Series Trust II, but, subject to Paragraph
9.2, each party shall bear the expenses incurred by it
incidental to the preparation and carrying out of this
Agreement.
12.	AMENDMENTS
      This Agreement may be amended, modified
or supplemented in such manner as may be
mutually agreed upon in writing by the authorized
officers of Pioneer Series Trust I and Pioneer Series
Trust II; provided that nothing contained in this
Section 12 shall be construed to prohibit the parties
from amending this Agreement to change the
Closing Date.
13.	NOTICES
      Any notice, report, statement or demand
required or permitted by any provision of this
Agreement shall be in writing and shall be given by
prepaid telegraph, telecopy or certified mail
addressed to Pioneer Series Trust I and Pioneer
Series Trust II at 60 State Street, Boston,
Massachusetts 02109.
14.	HEADINGS; COUNTERPARTS;
GOVERNING LAW; ASSIGNMENT
      14.1	The article and paragraph headings
contained in this Agreement are for reference
purposes only and shall not affect in any way the
meaning or interpretation of this Agreement.
      14.2	This Agreement may be executed in
any number of counterparts, each of which shall be
deemed an original.
      14.3	This Agreement shall be governed
by and construed in accordance with the internal
laws of the State of Delaware, without giving effect
to conflict of laws principles (other than Delaware
Code Title 6 . 2708); provided that, in the case of
any conflict between those laws and the federal
securities laws, the latter shall govern.
      14.4	This Agreement shall bind and inure
to the benefit of the parties hereto and their
respective successors and assigns, but no
assignment or transfer hereof or of any rights or
obligations hereunder shall be made by either party
without the prior written consent of the other party
hereto.  Nothing herein expressed or implied is
intended or shall be construed to confer upon or
give any person, firm or corporation, or other entity,
other than the parties hereto and their respective
successors and assigns, any rights or remedies under
or by reason of this Agreement.
*  *  *  *  *

      IN WITNESS WHEREOF, each of the
parties hereto has caused this Agreement to be executed as of the date first set forth above by its President or Vice President and attested by its Secretary or Assistant Secretary.
Attest:
PIONEER SERIES
TRUST I,
on behalf of its series,
PIONEER SELECT MID
CAP GROWTH FUND

By:
__________________
______________
Name: Christopher J.
Kelley
Title: Secretary

By:
_____________________
________________
Name: John F. Cogan, Jr.
Title:  President

Attest:
PIONEER SERIES
TRUST II,
on behalf of its series,
PIONEER GROWTH
OPPORTUNITIES FUND

By:
__________________
______________
Name: Christopher J.
Kelley
Title: Secretary

By:
_____________________
________________
Name: John F. Cogan, Jr.
Title:  President

Attest:
Solely for purposes of
paragraph 9.2 of the
Agreement:
Pioneer Investment
Management, Inc.

By:
__________________
______________
Name: Christopher J.
Kelley
Title: Vice President

By:__________________
________________
Name:
Title:


SCHEDULE 4.1
None

SCHEDULE 4.2
None



36
A/75365908.5

A/75365908.5